Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

On December 1, 2013, HeartWare entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which HeartWare acquired CircuLite. At the effective time of the merger, all of the issued and outstanding shares of CircuLite capital stock (other than any shares of capital stock held by CircuLite or its subsidiary immediately before the effective time of the Merger and any dissenting shares of CircuLite capital stock) automatically converted into the right to receive an upfront payment and certain contingent merger consideration, in accordance with the terms of the Merger Agreement, as described in HeartWare’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2013.

CircuLite is a privately-held medical device company that is developing proprietary minimally invasive partial circulatory support systems (the “Synergy Systems”) for use in the long-term treatment of severe chronic heart failure. The transaction provides HeartWare with a complementary technology platform potentially utilizing minimally invasive implantation techniques to treat a less sick patient population. The surgical Synergy System was commercially launched in the European Union in November 2012. In July 2013, CircuLite suspended implantation of the surgical Synergy System following reported instances of cannula fractures. Since July 2013, CircuLite has been working on the development and testing of a modified cannula design and is evaluating possible additional design modifications.

In connection with the acquisition of CircuLite, HeartWare agreed to pay $30 million consisting of approximately $18 million in shares of HeartWare common stock, par value $0.001 per share (the “Common Stock”), equal to approximately 230,000 shares of Common Stock (the “Closing Payment”), and approximately $12 million in cash to repay outstanding CircuLite indebtedness and certain transaction liabilities and expenses. HeartWare funded the cash payment at closing with its existing cash balances. In accordance with the terms of the Merger Agreement, a volume weighted average of the per share prices of Common Stock during the 60 consecutive trading days ending on (and including) November 27, 2013 was used to determine the number of shares of Common Stock issued in connection with the closing. For accounting purposes, such shares were valued as of closing at approximately $22 million based upon the closing price of HeartWare’s common stock on the trading day prior to closing. In addition to the Closing Payment, CircuLite securityholders may be entitled to receive additional shares of Common Stock (or cash, in certain cases, at HeartWare’s discretion) upon the achievement of specified performance milestones (the “Contingent Payments”). The estimated acquisition-date fair value of the Contingent Payments is approximately $67.0 million.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of HeartWare and CircuLite after giving effect to the acquisition of CircuLite by HeartWare using the acquisition method of accounting in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. The historical condensed consolidated financial information of HeartWare has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results of HeartWare and CircuLite.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013, presents pro forma effects of the transaction as if the acquisition had occurred on September 30, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012, has been prepared by combining HeartWare’s consolidated statement of operations for the year ended December 31, 2012, with the statement of operations of CircuLite for the year ended December 31, 2012, as incorporated by reference to this Form 8-K/A. Similarly, the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013, has been prepared by combining HeartWare’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2013, with the unaudited statement of operations of CircuLite for the nine months ended September 30, 2013, as incorporated by reference to this Form 8-K/A. The unaudited pro forma condensed combined statements of operations of HeartWare and CircuLite for the nine months ended September 30, 2013, and the year ended December 31, 2012, give effect to the acquisition as if it had occurred on January 1, 2012.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of HeartWare that would have been reported had the acquisition been completed as of the date presented, and should not be taken as representative of the future consolidated results of operations or financial condition of HeartWare. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings or expense that HeartWare may achieve or incur with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	the audited consolidated financial statements and the accompanying notes of HeartWare included in Heartware’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 27, 2013;

•	the unaudited condensed consolidated financial statements and the accompanying notes of HeartWare included in HeartWare’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013 filed with the SEC on November 7, 2013;

•	the audited consolidated financial statements of CircuLite as of and for the years ended December 31, 2012 and 2011 filed as Exhibit 99.1 to this Amendment No. 1 and incorporated herein by reference; and

•	the unaudited condensed consolidated financial statements of CircuLite as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012 filed as Exhibit 99.2 to this Amendment No. 1 and incorporated herein by reference.

HeartWare International, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2013

(In thousands, except per share data)

	HeartWare International, Inc.	CircuLite, Inc.	Pro Forma		Pro Forma
	As reported	As reported	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$187,906	$4,356	$(11,780	) (a)	$180,482
Short-term investments	35,875	—	—		35,875
Accounts receivable, net	30,305	127	—		30,432
Inventories	37,883	—	—		37,883
Prepaid expenses and other current assets	11,511	598	—		12,109

Total current assets	303,480	5,081	(11,780)		296,781

Property, plant and equipment, net	16,312	2,749	—		19,061
Goodwill	1,190	—	54,727	(c)	55,917
Other intangible assets, net	8,003	1,436	39,564	(d)	54,003
	—	—	5,000	(j)
Deferred financing costs, net	2,059	—	—		2,059
Long-term investments	1,225	—	—		1,225
Other assets	3,686	778	—		4,464

Total assets	$335,955	$10,044	$87,511		$433,510

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$9,280	$1,750	$(64	) (a) (e)	$10,966
Other accrued liabilities	25,694	2,323	(782	) (a) (e)	27,235
Current portion of long-term debt	—	3,911	(3,911	) (a)	—

Total current liabilities	34,974	7,984	(4,757)		38,201

Convertible senior notes, net	105,345	—	—		105,345
Long-term debt, less current portion	—	1,924	(1,924	) (a)	—
Other long-term liabilities	3,691	15,171	(14,227	) (f)	70,691
			(944	) (g)
			67,000	(h)
Commitments and contingencies

Stockholders’ equity:
Preferred stock – $.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	2	(2	) (i)	—
Common stock – $.001 par value; 25,000 shares authorized; 16,458 shares issued and outstanding at September 30, 2013	16	—	1	(b) (j)	17
Additional paid-in capital	507,098	107,855	(107,855	) (i)	534,425
	—	—	22,327	(b)
	—	—	5,000	(j)
Stock subscription notes receivable	—	(718)	718	(i)	—
Treasury stock	—	(71)	71	(i)	—
Accumulated deficit	(307,305)	(121,895)	121,895	(i)	(307,305)
Total accumulated other comprehensive loss	(7,864)	(208)	208	(i)	(7,864)

Total stockholders’ equity (deficiency)	191,945	(15,035)	42,363		219,273

Total liabilities and stockholders’ equity (deficiency)	$335,955	$10,044	$87,511		$433,510

HeartWare International, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2013

(In thousands, except share and per share data)

	HeartWare International, Inc.	CircuLite, Inc.	Pro Forma		Pro Forma
	As reported	As reported	Adjustments		Combined
Revenue, net	$154,875	$1,863	$—		$156,738
Cost of revenue	57,175	4,123	—		61,298

Gross profit	97,700	(2,260)	—		95,440

Grant income	—	347	(347	) (k)	—

Operating expenses:
Selling, general and administrative	53,548	10,067	253	(l)	62,522
			(1,346	) (m)
Research and development	72,201	9,120	536	(n)	81,857

Total operating expenses	125,749	19,187	(557)		144,379

Loss from operations	(28,049)	(21,100)	210		(48,939)

Other income (expense):

Foreign exchange gain (loss)	(416)	—	—		(416)
Interest expense	(9,088)	(444)	444	(o)	(9,088)
Investment income, net	162	13	—		175
Change in derivative liability	—	2,758	—		2,758
Other, net	128	31	347	(k)	506

Loss before income taxes	(37,263)	(18,742)	1,001		(55,004)
Provision for income taxes	—	—	—		—

Net loss	$(37,263)	$(18,742)	$1,001		$(55,004)

Net loss per common share — basic and diluted	$(2.34)				$(3.40)

Weighted average shares outstanding — basic and diluted	15,895		282	(p)	16,177

HeartWare International, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2012

(In thousands, except share and per share data)

	HeartWare International, Inc. As reported	CircuLite, Inc. As reported	Pro Forma Adjustments		Pro Forma Combined
Revenue, net	$110,922	$1,292	$—		$112,214
Cost of revenue	51,023	445	—		51,468

Gross profit	59,899	847	—		60,746

Grant income	—	2,054	(2,054	) (k)	—

Operating expenses:

Selling, general and administrative	53,945	10,608	337	(l)	64,890
Research and development	83,548	9,312	714	(n)	93,574

Total operating expenses	137,493	19,920	1,051		158,464

Loss from operations	(77,594)	(17,019)	(3,105)		(97,718)

Other income (expense):

Foreign exchange gain (loss)	1,224	—	—		1,224
Interest expense	(11,404)	(344)	344	(o)	(11,404)
Investment income, net	243	26	—		269
Change in derivative liability	—	(812)	—		(812)
Other, net	(187)	(62)	2,054	(k)	1,805

Loss before income taxes	(87,718)	(18,211)	(707)		(106,636)
Provision (benefit) for income taxes	—	(1,329)	—		(1,329)

Net loss	$(87,718)	$(16,882)	$(707)		$(105,307)

Net loss per common share — basic and diluted	$(6.15)				$(7.25)

Weighted average shares outstanding — basic and diluted	14,252		282	(p)	14,534

Notes to Unaudited Pro-Forma Condensed Combined Financial Statements

1. Basis of pro forma presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission Regulation S-X, and present the pro forma results of operations of the combined companies based upon the historical data of HeartWare and CircuLite. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012, and nine months ended September 30, 2013, give effect to the acquisition as if it occurred on January 1, 2012.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of the date indicated above or the results that may be attained in the future.

2. Acquisition of CircuLite

On December 1, 2013, HeartWare entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which HeartWare acquired CircuLite. At the effective time of the merger, all of the issued and outstanding shares of CircuLite capital stock (other than any shares of capital stock held by CircuLite or its subsidiary immediately before the effective time of the Merger and any dissenting shares of CircuLite capital stock) automatically converted into the right to receive an upfront payment and certain contingent merger consideration, in accordance with the terms of the Merger Agreement, as described in HeartWare’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2013.

CircuLite is a privately-held medical device company that is developing proprietary minimally invasive partial circulatory support systems (the “Synergy Systems”) for use in the long-term treatment of severe chronic heart failure. The transaction provides HeartWare with a complementary technology platform potentially utilizing minimally invasive implantation techniques to treat a less sick patient population. The surgical Synergy System was commercially launched in the European Union in November 2012. In July 2013, CircuLite suspended implantation of the surgical Synergy System following reported instances of cannula fractures. Since July 2013, CircuLite has been working on the development and testing of a modified cannula design and is evaluating possible additional design modifications.

In connection with the acquisition of CircuLite, HeartWare agreed to pay $30 million consisting of approximately $18 million in shares of HeartWare common stock, par value $0.001 per share (the “Common Stock”), equal to approximately 230,000 shares of Common Stock (the “Closing Payment”), and approximately $12 million in cash to repay outstanding CircuLite indebtedness and pay certain transaction liabilities and expenses. HeartWare funded the cash payment at closing with its existing cash balances. In accordance with the terms of the Merger Agreement, a volume weighted average of the per share prices of Common Stock during the 60 consecutive trading days ending on (and including) November 27, 2013 was used to determine the number of shares of Common Stock issued in connection with the closing. For accounting purposes, such shares were valued as of closing at approximately $22 million based upon the closing price of HeartWare’s common stock on the trading day prior to closing. In addition to the Closing Payment, CircuLite securityholders may be entitled to receive additional shares of Common Stock (or cash, in certain cases, at HeartWare’s discretion) upon the achievement of specified performance milestones (the “Contingent Payments”). The estimated acquisition-date fair value of the Contingent Payments is approximately $67.0 million.

Contingent Payments are recorded as a liability and measured at fair value using a discounted cash flow model utilizing significant unobservable inputs including the probability of achieving each of the potential milestones and an estimated discount rate commensurate with the risks of the expected cash flows attributable to the various milestones. The material factors that may impact the fair value of the Contingent Payments, and therefore this liability, are the probabilities of achieving the related milestones and the discount rate. Significant increases or decreases in any of the probabilities of success would result in a significantly higher or lower fair value, respectively, and commensurate changes to this liability. The fair value of the Contingent Payments, and the associated liability relating to the Contingent Payments at each reporting date, will be updated with the changes in fair value reflected in earnings.

The acquisition-date fair value of the consideration transferred is as follows:

Total Acquisition Date Fair Value
(in thousands)
Cash transferred, including acquisition costs and repayment of debt	$11,780
Shares of common stock issued	22,328
Contingent consideration	67,000

Total consideration transferred	$101,108

HeartWare paid $5.7 million in transaction related liabilities and expenses and repaid $6.1 million in debt on behalf of CircuLite, which are included as cash transferred in the table above.

The transaction was accounted for as a business combination under the acquisition method of accounting in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed were recorded at fair value as of the date of acquisition, with the remaining purchase price recorded as goodwill.

The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the date of acquisition on December 1, 2013 (in thousands):

Cash and cash equivalents	$1,795
Identified intangible assets	5,500
In-process research and development	35,500
Goodwill	60,041
Other assets acquired	3,780

Total assets acquired	106,616
Other liabilities assumed	(5,508)

Total net assets acquired	$101,108

The purchase price allocation has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and tax basis of the assets acquired and liabilities assumed.

In-process research and development (“IPR&D”) is principally the estimated fair value of the Synergy Systems, with assigned values to be allocated among the various IPR&D assets acquired. IPR&D is recorded as an indefinite-lived asset until put into commercial use, upon which each applicable IPR&D asset becomes classified as developed technology and is amortized over the estimated period of economic benefit.

Goodwill is calculated as the difference between the acquisition-date fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed. The goodwill is not expected to be deductible for income tax purposes. Goodwill is recorded as an indefinite-lived asset and is not amortized but tested for impairment on an annual basis or when indications of impairment exist.

3. Pro Forma Adjustments and Assumptions

The pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations represent estimated values and amounts based on available information and do not reflect cost savings that management believes could have resulted had the acquisition been completed as of the date indicated above. The pro forma adjustments are as follows:

(a)	Represents the payment of $5.7 million in transaction liabilities and expenses and repayment of $6.1 million in debt, including accrued interest and fees, on behalf of CircuLite.

(b)	Represents the consideration paid at closing to CircuLite’s securityholders in shares of HeartWare common stock.

(c)	Represents pro forma goodwill for the excess of the estimated purchase price over the fair value of identified net assets acquired as if the acquisition occurred on September 30, 2013. The difference between the amount recorded on a pro forma basis and the estimated balance of $60.1 million as of the effective date of the acquisition (see Note 2) is the result of changes in the assets and liabilities of CircuLite between September 30, 2013 and the closing date of December 1, 2013.

(d)	Adjustment to record identified acquired intangible assets and in-process research and development at fair value.

(e)	Adjustment to eliminate transaction costs of $846,000 accrued at September 30, 2013, which are included in adjustment (a) above.

(f)	Adjustment to eliminate accrued preferred stock dividends.

(g)	Adjustment to eliminate deferred rent associated with an operating lease for office space.

(h)	Represents the estimated fair value of contingent consideration.

(i)	Reflects the elimination of CircuLite’s equity capital and other contra-equity accounts.

(j)	Adjustment to record the value of shares of HeartWare common stock issued to a third-party as further consideration for certain patent rights triggered upon the acquisition of CircuLite pursuant to a separate agreement. The estimated remaining economic useful life of the patent intangible asset is 7 years.

(k)	Adjustment to reclassify CircuLite’s grant income to other income to conform to HeartWare’s accounting policy.

(l)	Adjustment to record amortization expense associated with the identified acquired intangible assets discussed in adjustment (d), which have estimated economic useful lives ranging from 15-20 years.

(m)	Adjustment to eliminate transaction related costs incurred by HeartWare and CircuLite through September 30, 2013.

(n)	Adjustment to record amortization of the additional patent consideration discussed in adjustment (j) above.

(o)	Adjustment to eliminate interest expense incurred by CircuLite as if the repayment of CircuLite’s debt had occurred on January 1, 2012 and was not outstanding during the periods.

(p)	Adjustment to the basic and diluted number of shares used in calculating the pro forma combined net loss per common share as if the acquisition of CircuLite had occurred on January 1, 2012. Amount includes the issuance of approximately 50,000 shares of HeartWare common stock as discussed in adjustment (j) above.